UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1400 16th Street, San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 19, 2019, Invitae Corporation (“Invitae”) completed its acquisition of Singular Bio, Inc. (“Singular Bio”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of June 17, 2019, among Invitae, Santa Barbara Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Invitae (“Merger Sub”), Singular Bio and Fortis Advisors LLC (as representative of Singular Bio’s stockholders) pursuant to which Invitae acquired 100% of the fully diluted equity of Singular Bio. Pursuant to the Merger Agreement, Merger Sub merged with and into Singular Bio, with Singular Bio surviving as a wholly-owned subsidiary of Invitae (the “Merger”).

At the closing of the Merger, Invitae issued an aggregate of 2,498,705 shares of its common stock and approximately $5.7 million in cash to the former securityholders of Singular Bio. A portion of the cash consideration is subject to a hold back to satisfy indemnification obligations that may arise in connection with the Merger Agreement.

In connection with the Merger, Invitae entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain stockholders of Singular Bio, pursuant to which Invitae will register for resale on Form S-3 the shares of Invitae’s common stock issued in the Merger. The Registration Rights Agreement provides that such registration rights will expire at such time as such shares of Invitae common stock have been disposed of pursuant to the resale registration statement or pursuant to Rule 144 promulgated under the Securities Act of 1933, or as to any holder when all of such holder’s shares may be sold pursuant to Rule 144 without limitation as to manner of sale restrictions or volume limitation.

Following consummation of the Merger, Invitae granted an aggregate of $90 million of restricted stock units (the “Inducement Awards”) to the former employees of Singular Bio in connection with and as an inducement to their post-Merger employment by Invitae, pursuant to time-based restricted stock unit award agreements and development milestone-based restricted stock unit award agreements (the “RSU Agreements”) with each such employee. Under the RSU Agreements, Invitae will issue shares of its common stock to the employees at such times, and upon such conditions (including with respect to the vesting of such shares upon the occurrence of certain time-based and development milestone-based contingencies), as are set forth therein.

The foregoing descriptions of the Merger, the Merger Agreement, the Registration Rights Agreement and the transactions contemplated thereby, and the RSU Agreements are not complete and are qualified in their entirety by the full text of the Merger Agreement, the Registration Rights Agreement, the Form of Time-Based RSU Agreement and the Form of Milestone RSU Agreement, which will be filed as exhibits to Invitae’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Merger described in Item 2.01 above, Invitae issued an aggregate of 2,498,705 shares of its common stock upon closing of the Merger in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To the extent required by Item 9.01(a), Invitae intends to file the financial statements of Singular Bio as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

To the extent required by Item 9.01(b), Invitae intends to file the pro forma financial information of Invitae and Singular Bio as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2019

INVITAE CORPORATION

By:	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer
Title:	Chief Financial Officer